Exhibit 10.2

FIRST AMENDMENT

TO AMENDED AND RESTATED TRUST AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED TRUST AGREEMENT, dated as of October 25, 2017 (this “Amendment”), is entered into by and between Nissan Wholesale Receivables Corporation II (“NWRC II”), as transferor (the “Transferor”), and Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) of Nissan Master Owner Trust Receivables, a Delaware statutory trust (the “Issuer”).

RECITALS:

WHEREAS, the parties hereto have entered into the Amended and Restated Trust Agreement, dated as of October 15, 2003 (as amended by (i) the Agreement of Modification to Transaction Documents, dated as of February 12, 2010, among the Transferor, the Issuer, Nissan Motor Acceptance Corporation (“NMAC”), as servicer, and the Owner Trustee and (ii) the Second Agreement of Modification to Transaction Documents, dated as of May 23, 2012, among NWRC II, as transferor and as buyer, the Issuer, NMAC, as servicer and as seller, the Owner Trustee and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), and as further amended, supplemented, amended or restated or otherwise modified from time to time, the “Trust Agreement”);

WHEREAS, the parties hereto wish to modify the Trust Agreement pursuant to Section 10.01(a) thereof as of the Effective Date (as defined below) in accordance with the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

ARTICLE I

RECITALS AND DEFINITIONS

Section 1.1 Recitals. The foregoing Recitals are hereby incorporated in and made a part of this Amendment.

Section 1.2 Definitions. Capitalized terms used and not defined herein have the respective meanings assigned such terms in the Annex of Definitions (the “Annex of Definitions”) attached to the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2003 (as amended, the “Transfer and Servicing Agreement”), among the Transferor, the Issuer and NMAC, as servicer.

ARTICLE II

AMENDMENTS

Section 2.1 Amendments to Article 8 of the Trust Agreement.

(a) As of the Effective Date, the first paragraph of Section 8.01 of the Trust Agreement is hereby amended and restated in full to read as follows:

“The legal existence of the Issuer will terminate upon the date specified by the Transferor (the “Trust Termination Date”, prior written notice of which shall be provided to the Owner Trustee), provided, that the Trust Termination Date shall not be earlier than the day following the day on which the right of all Series of Notes to receive payments from the Trust Assets has terminated. Any money or other property held as part of the Trust Assets following such termination (and following the distribution of all amounts to which the Noteholders and Series Enhancers are entitled) will be distributed to the Certificateholders in accordance with their respective interests in the Transferor Interest. The bankruptcy, liquidation, dissolution, termination, death or incapacity of any Certificateholder will not (1) operate to terminate this Agreement or the legal existence of the Issuer or (2) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or Trust Assets or (3) otherwise affect the rights, obligations and liabilities of the parties hereto. Upon dissolution of the Issuer, the Administrator will wind up the business and affairs of the Issuer as required by Section 3808 of the Delaware Statutory Trust Act.”

(b) As of the Effective Date, the third paragraph of Section 8.01 of the Trust Agreement is hereby amended and restated in full to read as follows:

“Upon the winding up of the Issuer, and the payment of all liabilities of the Issuer in accordance with applicable law and upon written direction from the Administrator, the Owner Trustee shall cause a certificate of cancellation to be executed and filed with the Delaware Secretary of State in accordance with the provisions of Section 3810 (or successor section) of the Statutory Trust Statute, at which time the Issuer and this Agreement (other than Article VII) will terminate.”

Section 2.2 Amendments to Article 10 of the Trust Agreement. As of the Effective Date, Section 10.1 of the Trust Agreement is hereby deleted from its current location, reinserted directly after Section 10.14 of the Trust Agreement and renumbered as Section 10.15 of the Trust Agreement.

ARTICLE III

EFFECTIVE DATE

Section 3.1 Effective Date. Upon receipt by NWRC II of counterparts of this Amendment executed by NWRC II, as Transferor, and the Owner Trustee, and the executed consent of the Indenture Trustee attached hereto, this Amendment shall become effective immediately after all of the following occur (such date, the “Effective Date”), without further action by any party other than the following:

(a) receipt by the Indenture Trustee and the Owner Trustee of an Officer’s Certificate in accordance with Section 10.01(a)(i) of the Trust Agreement;

(b) receipt by the Indenture Trustee and the Owner Trustee of an Opinion of Counsel in accordance with Section 10.01(a)(ii) of the Trust Agreement;

(c) satisfaction of the Rating Agency Condition with respect to this Amendment in accordance with Section 10.01(a) of the Trust Agreement; and

(d) receipt by the Owner Trustee of an Officer’s Certificate in accordance with Section 10.01(e) of the Trust Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Trust Agreement Unaffected. Except as modified herein, the parties acknowledge that the provisions of the Trust Agreement remain in full force and effect and are hereby ratified and confirmed by the parties hereto. After the Effective Date all references in the Transaction Documents to the Trust Agreement shall mean the Trust Agreement as modified hereby.

Section 4.2 Governing Law. This Amendment shall be governed by the governing law described in Section 10.11 of the Trust Agreement.

Section 4.3 Captions. The various captions in this Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment or any provision hereof.

Section 4.4 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under the laws of any applicable jurisdiction, such provision, as to jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment as to such jurisdiction or any other jurisdiction.

Section 4.5 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.6 Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto on separate signature pages, each such executed counterpart constituting an original but all together only one Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

NISSAN WHOLESALE RECEIVABLES CORPORATION II, as Transferor

By:	/s/ Riley A. McAndrews
Name:	Riley A. McAndrews
Title:	Assistant Treasurer
WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Beverly D. Capers
Name:	Beverly D. Capers
Title:	Assistant Vice President

S-1	NMOTR Amendment to Trust Agreement

The party below has provided its consent to this Amendment for purposes of Section 10.01(a) of the Trust Agreement and waives the notice to which it is entitled pursuant to Section 10.01(d) of the Trust Agreement:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Jessica J. Elliott
Name:	Jessica J. Elliott
Title:	Vice President

S-2	NMOTR Amendment to Trust Agreement